Exhibit 99.1

HECKMANN CORPORATION

ANNOUNCES PRICING OF $150,000,000 SENIOR NOTES DUE 2018

Scottsdale, AZ – October 26, 2012 – Heckmann Corporation (NYSE: HEK) (“Heckmann”) today announced that its wholly-owned subsidiary, Rough Rider Escrow, Inc., has priced its previously announced offering of $150,000,000 in aggregate principal amount of 9.875% senior notes due 2018 (the “Senior Notes”) to be sold in a private placement to qualified institutional buyers within the United States and to non-U.S. persons outside of the United States. The sale of the Senior Notes is expected to be completed on November 5, 2012, subject to customary closing conditions.

The net proceeds from the offering of the Senior Notes will be used to partially finance the pending merger of Badland Power Fuels, LLC (formerly Badlands Energy, LLC) with and into a wholly-owned subsidiary of Heckmann and to pay related fees and expenses. Promptly after the consummation of the merger, the Senior Notes will be exchanged for a like principal amount of Heckmann 9.875% Senior Notes due 2018 (the “Exchange Notes”), such Exchange Notes to constitute an additional issuance of Heckmann’s currently outstanding 9.875% Senior Notes due 2018 under Heckmann’s existing Indenture dated as of April 10, 2012, as amended.

The Senior Notes to be offered have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and state securities laws. The Senior Notes are expected to be eligible for resale by the initial purchasers thereof, pursuant to Rule 144A and Regulation S under the Securities Act.

This press release is being issued pursuant to Rule 135c under the Securities Act, and is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Heckmann Corporation

Heckmann Corporation (HEK) is an environmental services company. Heckmann is dedicated to the movement, treatment and disposal of water generated by energy companies involved in the discovery and production of oil, natural gas liquids and natural gas. Heckmann is also a one-stop-shop for collection and recycling services for oily waste products, including used motor oil, oily wastewater, spent antifreeze, used oil filters and parts washers. Heckmann is building a national footprint across its environmental service offerings and has more than 1,500 employees and operates in more than 55 locations in the United States.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: difficulties encountered in acquiring and integrating businesses, including Power Fuels; whether certain markets grow as anticipated; and the competitive and regulatory environment. Additional risks and uncertainties are set forth in Heckmann’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, the Current Report on Form 8-K filed by Heckmann on April 10, 2012, as well as Heckmann’s other reports filed with the United States Securities and Exchange Commission, all of which are available at http://www.sec.gov/ and on Heckmann’s website at http://heckmanncorp.com/. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. All forward-looking statements are qualified in their entirety by this cautionary statement. Heckmann undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Brandi Piacente

The Piacente Group, Inc.

Tel. +1 212-481-2050

heckmann@tpg-ir.com